EXHIBIT 99.1


FOR IMMEDIATE RELEASE:
October 18, 2002

CONTACT:  Rodger B. Holley
          President/Chief Executive Officer
          First Security Group, Inc.
          (423) 308-2080


              FIRST SECURITY GROUP TO ACQUIRE PREMIER NATIONAL BANK
              -----------------------------------------------------


     CHATTANOOGA, TENN. - First Security Group, Inc., ("FSG"), a multi-bank holding company based in Chattanooga, today agreed to acquire Premier National Bank of Dalton ("Premier"), an $80 million bank located in Whitfield County, Georgia. The acquisition is expected to become effective during the first quarter of 2003, and is subject to approval from Premier shareholders and regulatory authorities. Upon completion of the acquisition, Premier shareholders will receive 0.425 shares of FSG stock for each share of Premier stock.

     "We are extremely pleased with our decision to partner with FSG. Our companies share a common vision of customer and community service. The increased resources of the combined companies will allow us to better serve the greater Dalton market," said Harold Anders, chairman of Premier. Both he and Johnny R. Myers, president and CEO of Premier, will continue in their current capacities.

     First Security Group has 15 full-service banking offices along the Interstate 75 corridor of east Tennessee and north Georgia. This acquisition will give FSG two more full-service banking offices and 15% of the banking market in Whitfield County, where the company currently owns and operates three branches of Dalton Whitfield Bank.

     "This is an incredible opportunity for us to expand our banking operations, our customer base and the array of services we provide. Our continued mission is to provide personalized and flexible banking services to our customers and a quality workplace for our employees," said Rodger B. Holley, president and CEO of First Security Group, Inc.

                                     -MORE-


                                                                        PAGE TWO
                                                                        --------

     As a multi-bank holding company, FSG is able to operate each of its banks under a separate charter, meaning each bank maintains decision-making power and local autonomy. Furthermore, each bank has its own board of directors, which is community-focused and directly involved with the bank's strategic operations.

     First Security Group, Inc. has banking operations in east Tennessee and north Georgia. FSG's community bank subsidiaries are Frontier Bank in Chattanooga, Tennessee, including its First Security Bank division that operates banking offices in McMinn, Monroe and Loudon Counties, Tennessee, First State Bank in Maynardville, Tennessee, and Dalton Whitfield Bank in Dalton, Georgia. Presently, FSG's assets total more than $467 million.


                                      # # #
                            _________________________

     This press release contains ``forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of First Security Group, Inc. ("FSG" or the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

     You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "project", "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions including those underlying the establishment of reserves for possible loan losses, and the risks and related costs, of integrating operations as part of acquisition transactions, and the failure to achieve the expected gains, revenue growth and/or expense savings from such transactions

     All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by this Cautionary Notice.

     Investors and security holders are advised to read the proxy statement/prospectus regarding the transaction referenced in this release when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Commission by First Security Group. Security holders may receive a free copy of the proxy statement/prospectus (when available) and other related documents filed by First Security Group at the Commission's website at www.sec.gov and/or from First Security Group and Premier National Bank.

     First Security Group and its executive officers and directors may be deemed to be participants in the solicitation of proxies from shareholders of Premier National Bank with respect to the share exchange. Information regarding such officers and directors is included in First Security Group's proxy statement for its 2002 Annual Meeting of Shareholders filed with the Commission on August 16, 2002. This document is available free of charge at the Commission's website at www.sec.gov and/or from First Security Group.